UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 11, 2008

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

7500 East Columbia Street, Evansville, IN	47715
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Mark L. Lemond, President and Chief Executive Officer

     On December 11, 2008, Shoe Carnival, Inc. (the "Company") entered an Amended and Restated Employment and Noncompetition Agreement with Mark L. Lemond, the Company's President and Chief Executive Officer. This Amended and Restated Employment and Noncompetition Agreement is an amendment and complete restatement of the Employment and Noncompetition Agreement made and entered into as of December 31, 2006. This restatement is intended to conform the agreement to the applicable provisions of the final regulations interpreting Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and Revenue Ruling 2008-13, as well as to conform the agreement to the requirements of Section 162(m) of the Code. The term of the agreement is through January 31, 2011. Effective February 1, 2009, the term of the agreement will automatically be extended one year on February 1st of each year unless either party gives notification not more than 90 and not less than 30 days prior to a February 1st, in which case the agreement will terminate three years after such February 1st.

     Under the agreement, Mr. Lemond is entitled to his current base salary. The Compensation Committee of the Company’s Board of Directors will review his base salary on an annual basis during the term of the agreement to determine whether the base salary should be adjusted upward. Any such upward adjustment shall take effect at the beginning of each fiscal year. Mr. Lemond’s base salary may not be adjusted downward at any time during the term of the agreement.

     Mr. Lemond is entitled to participate in the Company's 2006 Executive Incentive Compensation Plan or any successor plan the Company may establish from time to time.

     Under the agreement, employment will terminate upon Mr. Lemond's death and may be terminated by the Company upon Mr. Lemond's disability, for "Cause" (as defined in the agreement) or without Cause. Mr. Lemond may terminate his employment voluntarily, by his retirement, or for "Good Reason" (defined as a material diminution in base compensation, authority, duties, or responsibilities, or the budget over which he retains authority; a material change in the geographic location at which he must perform services; or any other action or inaction that constitutes a material breach by the Company of the agreement).

     If Mr. Lemond is terminated due to his death or disability, or retires, he will receive (i) earned but unpaid base salary plus (ii) seventy percent (70%) of his base salary for the fiscal year in which the termination occurs, prorated for the number of days elapsed through the termination. If Mr. Lemond is terminated for Cause or voluntarily terminates his employment, he will receive earned but unpaid base salary.

     If Mr. Lemond is terminated by the Company without Cause or terminates for Good Reason, subject to certain conditions, he will receive (i) earned but unpaid base salary, (ii) seventy percent (70%) of his base salary for the fiscal year in which the termination occurs, prorated for the number of days elapsed through the termination, (iii) a lump-sum payment equal to three times one hundred seventy percent (170%) of his base salary, and (iv) medical and dental benefits for the lesser of a period of 36 months after the month in which the termination occurs or until Mr. Lemond is reemployed and is covered under that employer’s health care coverage. All stock options granted to Mr. Lemond after the date of this agreement shall automatically vest and all of such options shall be exercisable during the remainder of their respective terms. In the event of termination of this agreement without Cause or for Good Reason, such termination shall not be deemed to be a voluntary termination for purposes of any stock option or equity incentive plans of the Company, and any outstanding stock options may be exercised at any time during the remainder of the term of the option. In addition, all shares of restricted stock granted to Mr. Lemond after the date of this agreement, which are not intended to qualify as “performance based compensation” under Section 162(m) of the Code, shall immediately vest.

     If any payment under the agreement would be subject to the excise tax under Section 4999 of the Code, Mr. Lemond would be entitled to receive additional compensation from the Company to cover the excise taxes, interest and penalties (if applicable) and other taxes arising from the additional compensation. Any additional compensation shall be paid in a lump sum as soon as it can be calculated, but in no event later than 30 days after the date Mr. Lemond remits the related taxes.

     Notwithstanding any other provisions of the agreement, if any amount payable to Mr. Lemond under the agreement on account of his separation from service with the Company constitutes deferred compensation within the meaning of Section 409A of the Code, and he is a Specified Employee, within the meaning given to that term in Section 409A(a)(2)(B)(i) of the Code, and interpretive regulations, on the date of his separation from service, payment of the amount shall be delayed until the first business day that is at least six months after the date on which his separation from service occurred.

     The benefits to Mr. Lemond under the agreement are subject to certain conditions, including the agreement by Mr. Lemond not to compete with the Company for a period of two years following the termination of his employment (if but only if the agreement was in effect at the time of such termination).

     The foregoing description of the Amended and Restated Employment and Noncompetition Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Employment and Noncompetition Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Timothy Baker, Executive Vice President, Operations, Clifton E. Sifford, Executive Vice President, General Merchandise Manager, and W. Kerry Jackson, Executive Vice President and Chief Financial Officer

     On December 11, 2008, the Company entered into Amended and Restated Employment and Noncompetition Agreements with Timothy Baker, Executive Vice President, Operations, Clifton E. Sifford, Executive Vice President, General Merchandise Manager, and W. Kerry Jackson, Executive Vice President and Chief Financial Officer. These Amended and Restated Employment and Noncompetition Agreements are amendments and complete restatements of the Employment and Noncompetition Agreements made and entered into as of December 31, 2006. These restatements are intended to conform the agreements to the applicable provisions of the final regulations interpreting Section 409A of the Code, and Revenue Ruling 2008-13, as well as to conform the agreements to the requirements of Section 162(m) of the Code. The original term of the agreements is through January 31, 2009. The agreements are automatically extended for successive one-year periods unless either party gives notification not more than 90 and not less than 30 days prior to a January 31st.

     Under the agreements the executives are entitled to their current base salaries, subject to adjustment by the Compensation Committee of the Company's Board of Directors.

     Messrs. Baker, Sifford and Jackson are each entitled to participate in the Company's 2006 Executive Incentive Compensation Plan or any successor plan the Company may establish from time to time.

     Under each of the agreements, employment of the executive will terminate upon the executive's death and may be terminated by the Company upon disability of the executive, for "Cause" (as defined in the agreements) or without Cause. The executive may terminate employment voluntarily or for "Good Reason" (defined as a material reduction in base salary), subject to certain conditions.

     If an executive is terminated due to his death or disability, is terminated for Cause or voluntarily terminates his employment, the executive will receive only amounts that are earned and unpaid as of the date of termination.

     If an executive is terminated by the Company without Cause or terminates his employment for Good Reason, at any time other than the two-year period immediately following a "Change in Control" (as defined in the agreement), the executive will receive (i) earned but unpaid base salary, (ii) fifty-five (55%) of his base salary for the fiscal year in which the termination occurs, prorated for the number of days elapsed through the termination, and (iii) a lump sum payment equal to 150% of his base salary. He will also be paid a lump sum payment in an amount equal to 18 times the monthly “COBRA Premium Rate” plus an additional amount equal to the additional state and federal taxes that the Company determines each executive will incur as a result of the payment of the lump sum payment. Additionally, any unvested stock options granted after the date of the agreement that would have vested within 12 months of termination and all shares of restricted stock granted to the executive after the date of the agreement, which are not intended to qualify as “performance based compensation” under Section 162(m) of the Code, shall immediately vest.

     If an executive is terminated by the Company without Cause or terminates his employment for Good Reason within two years after a "Change in Control", the executive will receive (i) earned but unpaid base salary, (ii) a lump sum payment within 30 days of termination equal to two times one hundred fifty-five percent (155%) of his base salary. He will also be paid a lump sum payment in an amount equal to 18 times the monthly “COBRA Premium Rate” plus an additional amount equal to the additional state and federal taxes that the Company determines each executive will incur as a result of the payment of the lump sum payment. The executive is also entitled to outplacement services not to exceed $2,500.

     If any payment under any of the agreements would be subject to the excise tax under Section 4999 of the Code, the executive would be entitled to receive additional compensation from the Company to cover the excise taxes, interest and penalties (if applicable) and other taxes arising from the additional compensation. Any additional compensation shall be paid in a lump sum as soon as it can be calculated, but in no event later than 30 days after the executive remits the related taxes.

     Notwithstanding any other provisions of the agreements, if any amount payable to an executive under any of the agreements on account of the executive's separation from service with the Company constitutes deferred compensation within the meaning of Section 409A of the Code, and the executive is a Specified Employee, within the meaning given to that term in Section 409A(a)(2)(B)(i) of the Code, on the date of his separation from service, payment of the amount shall be delayed until the first business day that is at least six months after the date on which the executive's separation from service occurred.

     The benefits to each executive under the agreements are subject to certain conditions, including the agreement by the executive not to compete with the Company for a period of one year following the termination of the executive's employment, whether such employment is pursuant to the agreement or is without an agreement. However, if no agreement is in effect at the time of termination, the noncompetition provisions will not be applicable unless the Company pays the executive severance payments equal to the executive's base salary at the time of termination.

     The foregoing descriptions of the Amended and Restated Employment and Noncompetition Agreements do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Employment and Noncompetition Agreements, which are filed as Exhibits 10.2, 10.3 and 10.4 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are being filed herewith:

Exhibit No.	Exhibits
10.1	Amended and Restated Employment and Noncompetition Agreement dated as of December 11, 2008 between the Registrant and Mark L. Lemond
10.2	Amended and Restated Employment and Noncompetition Agreement dated as of December 11, 2008 between the Registrant and Timothy Baker
10.3	Amended and Restated Employment and Noncompetition Agreement dated as of December 11, 2008 between the Registrant and Clifton E. Sifford
10.4	Amended and Restated Employment and Noncompetition Agreement dated as of December 11, 2008 between the Registrant and W. Kerry Jackson

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Dated: December 17, 2008	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibits
10.1	Amended and Restated Employment and Noncompetition Agreement dated as of December 11, 2008 between the Registrant and Mark L. Lemond
10.2	Amended and Restated Employment and Noncompetition Agreement dated as of December 11, 2008 between the Registrant and Timothy Baker
10.3	Amended and Restated Employment and Noncompetition Agreement dated as of December 11, 2008 between the Registrant and Clifton E. Sifford
10.4	Amended and Restated Employment and Noncompetition Agreement dated as of December 11, 2008 between the Registrant and W. Kerry Jackson